UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2005

Navios Maritime Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Marshall Islands

(State or Other Jurisdiction of Incorporation)

000-51047	98-0384348
(Commission File Number)	(IRS Employer Identification No.)

67 Notara Street, Piraeus, Greece	185 35
(Address of Principal Executive Offices)	(Zip Code)

30-210-4172050

(Registrant’s Telephone Number, Including Area Code)

International Shipping Enterprises, Inc., 1225 Franklin Ave., Suite 325, Garden City, New York

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 25, 2005, pursuant to a Stock Purchase Agreement dated February 28, 2005, as amended, by and among International Shipping Enterprises, Inc. (“ISE”), Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios”) and all the shareholders of Navios, ISE acquired substantially all of the assets of Navios through the purchase of all of the outstanding shares of stock of Navios. As a result of such acquisition, Navios became a wholly-owned subsidiary of ISE. In addition, on August 25, 2005, simultaneously with the acquisition of Navios, ISE effected a reincorporation from the State of Delaware to the Republic of Marshall Islands through a downstream merger with and into its newly acquired wholly-owned subsidiary, Navios. As a result of the reincorporation, ISE changed its name to Navios Maritime Holdings Inc. to reflect its operations and to assist it in the transition from a shell company to an operating business. The acquisition and reincorporation are further described in the Current Report on Form 8-K dated August 25, 2005 filed by the registrant on August 31, 2005.

This Form 8-K/A amends the Current Report on Form 8-K dated August 25, 2005 to include the requirements of Item 9.01(a) Financial Statements of Business Required and Item 9.01(b) Pro Forma Financial Information.

Item 8.01	Other Events.

As previously stated in the Current Report on Form 8-K dated August 25, 2005, as a result of the acquisition and reincorporation, effective immediately following the filing of this Current Report on Form 8-K/A, the registrant will satisfy its reporting obligations under the U.S. Securities Exchange Act of 1934 by filing reports with the SEC on forms available for use by foreign private issuers. Accordingly, the registrant will no longer file its periodic reports with the SEC on Forms 10-K and Form 10-Q, or current reports on Form 8-K. Instead, it will file its future annual reports, beginning with the report for the fiscal year ending December 31, 2005, on Form 20-F, which is available to foreign private issuers filing reports with the SEC. In addition, rather than file quarterly reports on Form 10-Q or current reports on Form 8-K, the registrant will file periodic reports on Form 6-K. The registrant anticipates continuing to disclose its financial results within a comparable timeframe, and with a similar level of disclosure, as it has previously.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Included in this filing are the following financial statements of Navios Maritime Holdings Inc.:

(i)	Consolidated Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004;

(ii)	Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2005 and 2004;

(iii)	Unaudited Consolidated Statements of Cash Flow for the six months ended June 30, 2005 and 2004; and

(iv)	Unaudited Consolidated Statements of Stockholder’s Equity for the six months ended June 30, 2005 ; and

(v)	Notes to Unaudited Financial Statements

(vi)	Report of Independent Auditors

(vii)	Audited Consolidated Balance Sheets as of December 31, 2004 and 2003

(viii)	Audited Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002;

(ix)	Audited Consolidated Statements of Cash Flow for the years ended December 31, 2004, 2003 and 2002;

(x)	Audited Consolidated Statements of Stockholder’s Equity for the years ended December 31, 2004, 2003 and 2002; and

(xi)	Notes to the Audited Consolidated Financial Statements.

(b) Pro Forma Financial Information.

Included in this filing are the unaudited consolidated pro forma financial statements giving effect to the acquisition by ISE of Navios. The unaudited pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma consolidated balance sheet combines the historical balance sheets of Navios and ISE as of June 30, 2005, giving effect to the transaction described in the Stock Purchase Agreement dated February 28, 2005 (the “Transaction”) as if it had occurred on June 30, 2005.

The unaudited pro forma consolidated statements of operations combine (i) the historical statements of operations of Navios and ISE for the six month period ended June 30, 2005 and (ii) the historical statements of operations of Navios for the year ended December 31, 2004 and ISE for the period from September 17, 2004 (inception) to December 31, 2004, giving effect to the Transaction as if it had occurred on January 1, 2004.

The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Navios and ISE and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

(c) Exhibits.

99.1	Financial Statements listed in Item 9.01(a) above

99.2	Pro forma Financial Statements listed in Item 9.01(b) above

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ ANGELIKI FRANGOU
Name:	Angeliki Frangou
Title:	Chairman and Chief Executive Officer

Date: October 5, 2005

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